Filed Pursuant to Rule 424(b)(5)

Registration No. 333-

The information in this prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion, dated May 12, 2014

Preliminary Prospectus Supplement No. 1 to Prospectus Dated May 12, 2014

3,096,274 Shares

ExamWorks Group, Inc.

Common Stock

This prospectus supplement relates to the shares of our Common Stock being sold by the selling stockholders identified in this prospectus supplement, which include certain members of our senior management. We will not receive any proceeds from the sale of our Common Stock being sold by the selling stockholders.

Our Common Stock is listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “EXAM.” On May 9, 2014, the closing sales price of our Common Stock as reported on the NYSE was $35.02 per share.

Investing in our Common Stock involves risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement as well as the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to Selling Stockholders, before expenses	$	$

Deutsche Bank Securities Inc., which we refer to as the underwriter, may also purchase up to an additional 464,443 shares of common stock from the selling stockholders, at the price at which the underwriter will purchase the shares from the selling stockholders in this offering, within 30 days from the date of this prospectus supplement. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by the selling stockholders identified in this prospectus will be $     , and the total proceeds to the selling stockholders before expenses will be $ .

The underwriter expects to deliver the shares against payment in New York, New York on May    , 2014.

Deutsche Bank Securities

The date of this prospectus supplement is May              , 2014.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-1
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	S-2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-3
SUMMARY	S-5
RISK FACTORS	S-9
USE OF PROCEEDS	S-10
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	S-11
SELLING STOCKHOLDERS	S-12
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS	S-16
DESCRIPTION OF CAPITAL STOCK	S-21
UNDERWRITING	S-22
EXPERTS	S-24
LEGAL MATTERS	S-24

Prospectus

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
SUMMARY	4
RISK FACTORS	7
USE OF PROCEEDS	11
DESCRIPTION OF CAPITAL STOCK	12
SELLING STOCKHOLDERS	17
PLAN OF DISTRIBUTION	21
EXPERTS	23
LEGAL MATTERS	23
WHERE YOU CAN FIND ADDITIONAL INFORMATION	23
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	23

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. Generally, the term prospectus refers to both parts combined. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, together with additional information described below under the caption “Where You Can Find Additional Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely upon the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. Neither we nor the underwriter nor any other person has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference herein and therein.

We are not making an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the securities being offered by this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K).

●	Our Annual Report on Form 10-K for the year ended December 31, 2013;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

●	Our Current Reports on Form 8-K filed on February 4, 2014 and March 4, 2014;

●	Our Definitive Proxy Statement on Schedule 14A filed on April 25, 2014; and

●	The description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on October 25, 2010.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements on Schedule 14A and amendments to those reports, are available, free of charge, on our website (www.examworks.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our website and the information included or referred to on or otherwise accessible through that site are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

ExamWorks Group, Inc.
Attention: Investor Relations
3280 Peachtree Road, N.E., Suite 2625
Atlanta, GA 30305
(404) 952-2400

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey current expectations or forecasts of future events for ExamWorks Group, Inc. and its consolidated subsidiaries (also referred to herein as “we”, “our”, “us”, “Company” or “ExamWorks”). All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking. You can identify forward-looking statements by terminology such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “can,” “continue,” or “may,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. The following uncertainties and factors, among others (including the factors described in the section entitled “Risk Factors” in this prospectus), could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements:

●	our ability to compete successfully;

●	our ability to implement our growth strategy, including our acquisition program;

●	our ability to integrate completed acquisitions;

●	our expansion into international markets and our ability to operate in such markets;

●	our increasing reliance on national account clients;

●	our ability to secure additional financing;

●	changes in regulations affecting our client’s needs for our services or enactment of regulations impacting our business;

●	failure to effectively and efficiently develop and integrate our information technology platform and the risk of security and data breaches;

●	our ability to protect our intellectual property rights and other information, including non-public medical related personal information;

●	our ability to monitor and retain qualified physicians and other medical providers;

●	our ability to retain or expand our client relationships, or obtain new ones;

●	our ability to provide our services in an accurate, timely and efficient manner;

●	our relatively limited operating history;

●	our ability to comply with existing and future regulation;

●	our expansion into new lines of business;

●	our ability to retain key management personnel;

●	restrictions in our credit facility, the indenture governing our notes, and future indebtedness;

●

the risks referenced in the section of our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, titled “Risk Factors;” and

●	other risks referenced in the section of this prospectus titled “Risk Factors.”

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus also contains statistical data and estimates, including those relating to market size and growth rates of the markets in which we participate, that we obtained from industry publications and generated with internal analysis and estimates. These publications include forward-looking statements made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some data and information are also based on our good faith estimates, which are derived from our review of internal surveys as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot assure you of its accuracy or completeness.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference to our Form 10-K and our Form 10-Q.

Our Company

ExamWorks is a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews, Medicare compliance, and other related services (“IME services” or the “IME industry”). We provide these IME services through our medical panel of independently contracted, credentialed physicians and other medical providers. Our clients include property and casualty insurance carriers, law firms, third-party claim administrators, and government agencies that use independent services to confirm the veracity of claims by sick or injured individuals for workers’ compensation, automotive, personal injury liability and disability insurance coverage. We help our clients manage costs and enhance their risk management and compliance processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services.

We deliver our services in all 50 U.S. states, Canada, the United Kingdom and Australia. Our operating model enables us to offer our clients the localized services they are accustomed to, while realizing the benefits of scale that accrue to a larger, integrated company. We provide our clients with the local presence, expertise and broad geographic coverage they increasingly require. Our size and geographic reach give our clients access to our medical panel and proprietary information technology infrastructure that has been specifically designed to streamline the complex process of coordinating referrals, scheduling appointments, complying with regulations and client reporting. Our primary service is to provide IMEs that give our clients authoritative and accurate answers to questions regarding the nature and permanency of medical conditions or personal injury, their cause and appropriate treatment. Additionally, we provide peer reviews, which consist of medical opinions by members of our medical panel without conducting physical exams, and bill reviews, which consist of the review of physician and hospital bills to examine medical care rendered and its conformity to accepted standards of care and/or pricing.

The qualifications, experience and availability of physicians and other medical providers are critical to the IME industry, as they are the primary determinants of the speed and quality with which IME services are performed. We provide our physicians and other medical providers with seamless document management, scheduling, transcription and tracking systems, helping them increase efficiency and optimize the number of IME services they can conduct based on their availability. Our ability to minimize administrative burden and schedule appointments efficiently encourages physicians and other medical providers to perform IME services through us. Based on client and physician feedback, we believe our medical panel effectively meets our clients’ needs.

Our revenues consist primarily of fees per IME service performed. Our fees vary by physician/medical provider, specialty and type of service. Our primary costs are the payments made to physicians and other medical providers on our medical panel. Our costs are variable as virtually all medical panel members are independent contractors, allowing us to maintain and manage our operating margins more effectively. Our long-standing relationships with clients have resulted in historically consistent and recurrent demand for our services.

From July 14, 2008 through the date of this filing, we have acquired 46 IME services businesses, including leading IME services businesses in the U.S., Canada, the United Kingdom and Australia, as well as a leading provider of software solutions to the IME industry. As a result of our corporate infrastructure and scale, we have developed and refined our services by identifying and integrating processes from acquired businesses throughout our entire organization that require accountability, set clear sales goals, and track progress effectively.

We also maintain industry certifications and accreditations in order to ensure the quality and integrity of our IME services and processes. For example, ExamWorks' private cloud computing platform allows us to maintain some of the industry's most rigorous controls for the protection of confidential information. Our SSAE 16 certification, awarded upon the successful completion of a SSAE 16 Audit in North America, validates the robust nature of our technology platform and information security controls. In addition, industry-specific accreditations such as Utilization Review Accreditation Commission demonstrate that we have consistently met meaningful standards of quality and compliance in the delivery of our services.

Recent Developments

Potential Acquisitions

Consistent with our strategy to pursue acquisitions, we currently have entered into two non-binding letters of intent to acquire two businesses in the IME industry. Based on our diligence to date, we estimate these businesses have generated aggregate annual revenues of approximately $31.0 million. Both of these acquisitions are subject to continuing diligence and the negotiation of definitive purchase agreements and other ancillary documents. There are no guarantees that either of these acquisitions will be consummated. Neither of these potential acquisitions is dependent or contingent on the other. If consummated, we expect to finance them with cash on hand and borrowings under our Senior Revolving Credit Facility. The aggregate revenue information relating to these acquisitions set forth in this paragraph has been derived from audited and unaudited historical financial information of the potential acquisition targets provided in connection with the acquisition process, is still subject to further review and confirmation by us and has not been audited or reviewed by our independent registered public accounting firm.

First Quarter 2014 Acquisitions

On February 3, 2014, we completed the acquisition of Gould & Lamb, the leader in the Medicare compliance services market. This acquisition is consistent with the Company’s successful execution of its growth and expansion strategy in areas necessary for its customers to manage cost and compliance requirements. Gould & Lamb is a leading national Medicare compliance service company serving the workers’ compensation and liability markets. Based in Bradenton, Florida, Gould & Lamb’s service portfolio includes Medicare Set-Aside and related services, which are necessary to comply with legal requirements such as Medicare Secondary Payer regulations. These services are not subject to Medicare reimbursement risk and are designed to reduce claim costs and expedite settlements. Medicare compliance and related services are offered to the same types of customers the Company already services, and like IMEs, the Medicare compliance services industry is characterized by a large number of small providers without the scale and geographic scope to adequately serve the increasingly complicated and demanding needs of large national clients. We also successfully completed three other acquisitions in January and February 2014, strengthening our market position in the IME industry.

The Offering

Common Stock Offered by the Selling Stockholders	3,096,274 shares of Common Stock
Common Stock to be Outstanding After this Offering	38,878,215 shares of Common Stock
Option to Purchase additional Shares

The selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 464,443 shares of our common stock at the price at which the underwriter will purchase the shares from the selling stockholders in this offering.

Use of Proceeds

All of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividends	We do not anticipate that we will pay any cash dividends on shares of our Common Stock for the foreseeable future.
Risk Factors

See “Risk Factors” beginning on page S-9 as well as the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 for a discussion of some of the factors you should carefully consider before deciding to invest in shares of our Common Stock.

NYSE Symbol	“EXAM”

RISK FACTORS

The information set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and the information in the accompanying prospectus under the section entitled “Risk Factors,” is incorporated herein by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock by the selling stockholders. We will pay all fees and expenses incident to our registration of the shares of Common Stock, estimated to be $250,000 in total; provided, however, that a selling stockholder will pay all transfer taxes and brokerage and underwriting discounts and selling commissions, if any, attributable to the shares being sold by such selling stockholder.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Market Prices of Common Stock

Our Common Stock is traded on the NYSE under the symbol “EXAM.” The last reported sales price of our Common Stock on the NYSE on May 9, 2014 was $35.02. The following table sets forth the quarterly high and low sales prices of Common Stock as reported on the NYSE for the trading periods indicated below.

	High	Low
2012
First Quarter	$13.15	$8.96
Second Quarter	$14.19	$10.38
Third Quarter	$15.10	$12.28
Fourth Quarter	$15.15	$11.27
2013
First Quarter	$17.81	$13.32
Second Quarter	$21.50	$16.70
Third Quarter	$26.43	$20.90
Fourth Quarter	$30.50	$24.88
2014
First Quarter	$37.40	$28.16
Second Quarter (through May 9, 2014)	$38.61	$31.50

Stockholders

The number of record holders of our common stock as of May 1, 2014 was approximately 52 (excluding individual participants in nominee security position listings).

Dividend Policy

Since our incorporation in 2007, we have not declared or paid any dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends for the foreseeable future. Our existing credit facility and the indenture governing our senior unsecured notes restrict our ability to pay cash dividends, and any future financing agreements may also restrict our ability to pay any type of dividends.

SELLING STOCKHOLDERS

The following table sets forth information about the beneficial ownership of our Common Stock as of May 1, 2014 for the selling stockholders offering shares hereby. For a description of our total shares outstanding, see “Summary—The Offering.” We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us and except as otherwise noted below, that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own. Unless otherwise indicated, the address for each person named in the table below is c/o ExamWorks Group, Inc., 3280 Peachtree Road, N.E., Suite 2625, Atlanta, Georgia 30305.

					Shares Beneficially Owned After this Offering
	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares to be Sold in this Offering (2)		Excluding Exercise of Option		Including Exercise of Option
	Number (1)	Percent	Excluding Exercise of Option	Including Exercise of Option	Number	Percent	Number	Percent
Clare Y. Arguedas (3)	78,730	*	36,825	42,349	41,909	*	36,381	*
Wesley J. Campbell (4)	279,014	*	121,086	139,249	157,928	*	139,765	*
J. Miguel Fernandez de Castro (5)	496,368	1.28%	207,440	238,556	288,928	*	257,812	*
Kevin J. Kozlowski (6)	298,949	*	126,686	145,689	172,263	*	153,260	*
Crystal B. Patmore (7)	283,851	*	119,460	137,379	164,391	*	146,472	*
Richard E. Perlman (8)	2,258,962	5.76%	939,025	1,079,879	1,319,937	3.37%	1,179,083	3.01%
James K. Price (9)	1,958,242	4.99%	814,897	937,132	1,143,345	2.92%	1,021,110	2.60%
Robyn Walsh (10)	50,000	*	40,000	46,000	10,000	*	4,000	*
Peter B. Bach, M.D. (11)	35,916	*	14,366	16,521	21,550	*	19,395	*
Peter M. Graham (12)	62,380	*	24,952	28,695	37,428	*	33,685	*
J. Thomas Presby (13)	190,213	*	76,085	87,498	114,128	*	102,715	*
William A. Shutzer (14)	1,168,918	3.03%	474,567	545,752	694,351	1.80%	623,166	1.62%
David B. Zenoff (15)	47,166	*	18,866	21,696	28,250	*	25,470	*
Reinaldo Pascual	205,048	*	82,019	94,322	123,029	*	110,726	*

*     Less than 1%.

(1)	This column lists all shares of common stock beneficially owned, including all shares of common stock that can be acquired through warrant or option exercises within 60 days of May 1, 2014.

(2)	In connection with the offering, certain selling stockholders will be exercising an aggregate of 342,676 fully vested stock options.

(3)

Shares beneficially owned by Ms. Arguedas, Executive Vice President, General Counsel and Secretary of the Company, include (i) 44,904 shares of common stock issuable upon exercise of currently vested stock options, (ii) 18,446 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 15,380 shares of common stock. Of the shares of restricted stock held: (a) 8,140 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016, or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 5,600 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 4,706 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(4)

Shares beneficially owned by Mr. Campbell, President of the Company, include (i) 246,218 shares of common stock issuable upon exercise of currently vested stock options and (ii) 32,796 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted. Of the shares of restricted stock held: (a) 14,480 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 9,950 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 8,366 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(5)

Shares beneficially owned by Mr. Fernandez de Castro, Senior Executive Vice President and Chief Financial Officer of the Company, include (i) 352,933 shares of common stock issuable upon exercise of currently vested stock options, (ii) 30,747 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 112,688 shares of common stock.  Of the shares of restricted stock held: (a) 13,573 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 9,330 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 7,844 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Fernandez de Castro owns 100,188 shares of common stock directly and 12,500 shares of common stock through a Rollover IRA.

(6)

Shares beneficially owned by Mr. Kozlowski, Chief Information Officer of the Company, include (i) 160,613 shares of common stock issuable upon exercise of currently vested stock options, (ii) 24,605 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 113,731 shares of common stock. Of the shares of restricted stock held: (a) 10,860 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 7,470 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 6,275 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(7)

Shares beneficially owned by Ms. Patmore, Executive Vice President of the Company, include (i) 183,833 shares of common stock issuable upon exercise of currently vested stock options, (ii) 20,496 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 79,522 shares of common stock. Of the shares of restricted stock held: (a) 9,047 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 6,220 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 5,229 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(8)

Shares beneficially owned by Mr. Perlman, Executive Chairman of the Company, include (i) 672,110 shares of common stock issuable upon exercise of currently vested stock options, (ii) 61,501 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 1,525,351 shares of common stock.  Of the shares of restricted stock held: (a) 27,154 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 18,660 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 15,687 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Perlman owns 1,339,109 shares of common stock directly and 186,242 shares of common stock through a Roth IRA.

(9)

Shares beneficially owned by Mr. Price, Chief Executive Officer of the Company, include (i) 672,110 shares of common stock issuable upon exercise of currently vested stock options, (ii) 61,501 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 1,224,631 shares of common stock.  Of the shares of restricted stock held: (a) 27,154 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 18,660 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 15,687 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Price owns 1,195,631 shares directly and 29,000 shares of common stock through a Roth IRA.

(10)	Shares beneficially owned by Ms. Walsh, an employee of the Company, include 50,000 shares of common stock issuable upon exercise of currently vested stock options.

(11)

Shares beneficially owned by Dr. Bach, a member of the Board of Directors of the Company, include (i) 3,995 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 31,921 shares of common stock.  The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan.

(12)

Shares beneficially owned by Mr. Graham, a member of the Board of Directors of the Company, include (i) 3,789 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 58,591 shares of common stock.  The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan.

(13)

Shares beneficially owned by Mr. Presby, a member of the Board of Directors of the Company, include (i) 7,712 shares of common stock issuable upon exercise of currently vested stock options, (ii) 4,201 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted, and (iii) 178,300 shares of common stock. The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan.

(14)

Shares beneficially owned by Mr. Shutzer, a member of the Board of Directors of the Company, include (i) 3,995 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 1,164,923 shares of common stock.  The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Shutzer owns 601,618 shares of common stock directly, 12,453 shares of common stock indirectly through the Shutzer Family Limited Partnership, of which Mr. Shutzer’s wife is the general partner, and 137,713 shares of common stock indirectly through each of the following trusts, of which Mr. Shutzer’s wife is the trustee: Article IV Trust F/B/O Katherine Brennan; Article IV Trust F/B/O James Lampert Shutzer; Article IV Trust F/B/O Christopher David Shutzer; and Article IV Trust F/B/O Megan Anne Shutzer.

(15)

Shares beneficially owned by Dr. Zenoff, a member of the Board of Directors of the Company, include (i) 3,995 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 43,171 shares of common stock. The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Dr. Zenoff owns 24,848 shares of common stock directly and 18,323 shares of common stock through the David B. Zenoff and Associates Inc. Profit Sharing Trust, of which Dr. Zenoff and his wife are co-trustees.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of our Common Stock by a non-U.S. holder (as defined below) who purchases such Common Stock in this offering and who holds our Common Stock as a capital asset (generally, property held for investment). For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Common Stock that is an individual, corporation (or other entity treated as a corporation for federal income tax purposes), estate or trust (other than a grantor trust) and you are not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined under the Internal Revenue Code of 1986, as amended, or the Code) have authority to control all substantial decisions of the trust or if the trust has made a valid election to be treated as a United States person under applicable U.S. Treasury regulations.

If you are an individual, you may be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes by, among other ways, being present in the U.S. for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (provided that certain other conditions are satisfied and certain exceptions do not apply, including exceptions applicable under certain tax treaties). For purposes of this calculation, you would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

This discussion does not consider:

●	U.S. state, U.S. local or non-U.S. tax consequences;

●	all aspects of U.S. federal income taxes or specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position;

●	the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;

●

special tax rules that may apply to particular holders, such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, government instrumentalities, holders owning more than 5% of our Common Stock, U.S. expatriates, former citizens or residents of the U.S., partnerships or other flow-through entities, part-year non-resident aliens, broker-dealers and traders in securities, persons who elect to mark-to-market their securities; or

●	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a holder of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership for U.S. federal income tax purposes that may acquire our Common Stock, or a partner in such a partnership, you should consult a tax advisor regarding the tax consequences to you of the partnership’s acquisition, ownership and disposition of our Common Stock.

The following discussion is based on provisions of the Code, existing and proposed Treasury regulations and administrative and judicial interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, retroactively or prospectively. We undertake no obligation to update or otherwise revise this summary whether as a result of new Treasury regulations, Code sections, judicial and administrative interpretations or otherwise. The Code, Treasury regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this summary.

Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income, tax treaty and other tax (including estate tax) consequences of holding and disposing of shares of our Common Stock.

Dividends

In the event that we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they first will constitute a return of capital and will reduce a non-U.S. holder’s basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock. Any dividend paid to a non-U.S. holder on our Common Stock that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business will generally be subject to U.S. federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty.

You should consult your tax advisor regarding your entitlement to benefits under a relevant income tax treaty. Generally (and subject to the discussion below under “—FATCA”), in order for us to withhold tax at a lower treaty rate, you must (a) timely provide the payor with a properly executed applicable IRS Form W-8 (or other applicable successor form) and any applicable attachments certifying that (i) you are not a United States person and (ii) you are eligible for the lower treaty rate or (b) if our Common Stock is held through certain foreign intermediaries, timely satisfy the relevant certification requirements of applicable U.S. Treasury regulations. The applicable certifications must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically.

If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund on a timely basis with the IRS.

If the dividend is effectively connected with your conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment or a fixed base maintained by you in the United States, the dividend will generally be exempt from U.S. federal withholding tax, provided that you timely supply us with a properly executed IRS Form W-8ECI (or other applicable successor form). In this case, the dividend will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (as defined in the Code) and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty.

Sales, Exchanges, or Other Taxable Dispositions of Common Stock

Subject to the discussions below regarding backup withholding and “FATCA” (as defined below), you generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our Common Stock unless:

●

the gain is effectively connected with your conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by you in the U.S., in which case the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty;

●

you are an individual who holds our Common Stock as a capital asset, are present in the U.S. for 183 days or more in the taxable year of the disposition and meet other requirements, in which case the gain derived from the sale will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

●

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition and the period that you held our Common Stock and certain other conditions are met.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a USRPHC generally will not apply to a non-U.S. holder whose holdings of our Common Stock, direct, indirect and constructive, at all times during the applicable period, constituted 5% or less of our Common Stock, provided that our Common Stock was regularly traded (within the meaning of section 897(c)(3) of the Code) on an established securities market in the calendar year of disposition. You should be aware that no assurance can be given that our Common Stock will be regularly traded on an established securities market when a non-U.S. holder sells its shares of our Common Stock. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in other countries under the provisions of an applicable income tax treaty.

Payments of dividends in respect of, or proceeds on the disposition of, our Common Stock made to a non-U.S. holder may be subject to additional information reporting and backup withholding unless such non-U.S. holder establishes an exemption, for example, by properly certifying that such non-U.S. holder is not a United States person, as defined under the Code, on a valid IRS Form W-8BEN or another appropriate version of IRS Form W-8 (or applicable successor form) and including any applicable attachments (provided that the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a non-U.S. holder will reduce the non-U.S. holder’s U.S. federal income tax liability. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided the required information is timely furnished to the IRS. A non-U.S. holder should consult its tax advisor regarding the application of the information reporting and backup withholding rules.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for federal estate tax purposes) of the United States at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and therefore may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

FATCA

Under legislation enacted in 2010, U.S. Treasury regulations and official IRS administrative guidance (commonly known as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid after June 30, 2014, and to the gross proceeds from a disposition of our Common Stock occurring after December 31, 2016, in each case paid to (i) a “foreign financial institution” (as specifically defined under FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined under FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such “substantial United States owner” (as defined under the Code and applicable Treasury regulations) and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Persons located in a jurisdiction that has entered into an intergovernmental agreement with the United States governing FATCA, or an IGA, may be subject to different rules. Application of this FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Prospective non-U.S. holders should consult their own tax advisors regarding this new legislation, any applicable IGA and whether this legislation or an IGA may be relevant to your ownership and disposition of our Common Stock.

THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF THE CLASS A COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL, ESTATE OR OTHER TAX LAWS.

DESCRIPTION OF CAPITAL STOCK

The information set forth in the accompanying prospectus under the section entitled “Description of Capital Stock” is incorporated herein by reference.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May                , 2014, the selling stockholders have agreed to sell to Deutsche Bank Securities Inc. and Deutsche Bank Securities Inc. has agreed to buy all of the shares of Common Stock sold by the selling stockholders.

The selling stockholders have granted an option to the underwriter to purchase up to 464,443 additional shares at the price at which the underwriter will purchase the shares from the selling stockholders in this offering. The underwriter may exercise this option for 30 days from the date of this prospectus supplement.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase 464,443 shares of Common Stock from the selling stockholders.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The shares of Common Stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the front cover of this prospectus. If all the shares of Common Stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the shares of Common Stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We estimate that our out of pocket expenses for this offering will be approximately $250,000.

We and the selling stockholders, including all of the Company’s directors and named executive officers, have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of our Common Stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 75 days after the date of this prospectus, except with the prior written consent of the representatives.

This restriction shall not apply to (i) transfers of shares of our Common Stock as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by such restrictions, (ii) transfers of shares of our Common Stock to any affiliate or a trust for the direct or indirect benefit of the transferor or the immediate family of the transferor, provided that the affiliate or such trustee of the trust, as the case may be, agrees to be bound in writing by such restrictions, and provided further, that any such transfer shall not involve a disposition for value, (iii) as a result of testate, intestate succession or bona fide estate planning, provided that the transferee agrees to be bound in writing by any such restrictions, and provided further that any such transfer shall not involve a disposition for value, (iv) our issuance of shares, or options to purchase shares, of Common Stock under our equity incentive plans as currently in effect, and (v) our issuance of shares, options or warrants to purchase shares or any securities that are convertible into or exchangeable for shares of common stock in an amount not to exceed 15% of the sum of our fully-diluted common stock outstanding as of the date of the prospectus and the shares of common stock offered hereby, as consideration in connection with acquisitions by us, provided that the recipient of any such securities agrees to be bound in writing by such restrictions.

The 75-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 75-day restricted period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 75-day restricted period, we announce that we will release earnings results during the 15-day period following the last day of the 75-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release of the announcement of the material news or material event.

We and the selling stockholders have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

In connection with the offering, the underwriter may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our stock or may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements and schedule of ExamWorks Group, Inc. and subsidiaries as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the validity of the Common Stock offered in connection with this offering will be passed on for us by Paul Hastings LLP, Atlanta, Georgia. A partner of Paul Hastings LLP owns 205,048 shares of our Common Stock and is selling up to 94,322 shares (which include shares that will be sold to the underwriter if it exercises its option to purchase additional shares in full) of Common Stock in connection with this offering, and as a result will own 110,726 shares following this offering (assuming that the underwriter exercises its option to purchase additional shares in full). Certain legal matters in connection with this offering will be passed upon for the underwriter by Kirkland & Ellis LLP.

Prospectus

3,560,717 Shares

ExamWorks Group, Inc.

Common Stock

This prospectus relates to the offer and sale of up to 3,560,717 shares of ExamWorks Group, Inc. Common Stock, $0.0001 par value per share, which we refer to as Common Stock, by the selling stockholders identified in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” The registration of the shares of Common Stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our Common Stock nor does it require us to issue any shares of Common Stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders. We have agreed to pay certain registration expenses, other than transfer taxes and brokerage and underwriting discounts and commissions. The selling stockholders may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution.”

Before you invest, you should read this prospectus and any prospectus supplement, as well as the risks described in the documents incorporated by reference.

You should consider carefully the risk factors beginning on page 7 of this prospectus before you invest in any of our Common Stock.

Our Common Stock is listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “EXAM.” On May 9, 2014, the closing sales price of our Common Stock as reported on the NYSE was $35.02 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
SUMMARY	4
RISK FACTORS	7
USE OF PROCEEDS	11
DESCRIPTION OF CAPITAL STOCK	12
SELLING STOCKHOLDERS	17
PLAN OF DISTRIBUTION	21
EXPERTS	23
LEGAL MATTERS	23
WHERE YOU CAN FIND ADDITIONAL INFORMATION	23
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	23

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of Common Stock described in this prospectus in one or more offerings. When the selling stockholders sell Common Stock under this prospectus, such selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

As permitted under the rules of the SEC this prospectus incorporates important business information about ExamWorks Group, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in or incorporated by reference into this prospectus. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of any date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey current expectations or forecasts of future events for ExamWorks Group, Inc. and its consolidated subsidiaries (also referred to herein as “we”, “our”, “us”, “Company” or “ExamWorks”). All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking. You can identify forward-looking statements by terminology such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “can,” “continue,” or “may,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. The following uncertainties and factors, among others (including the factors described in the section entitled “Risk Factors” in this prospectus), could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements:

●	our ability to compete successfully;

●	our ability to implement our growth strategy, including our acquisition program;

●	our ability to integrate completed acquisitions;

●	our expansion into international markets and our ability to operate in such markets;

●	our increasing reliance on national account clients;

●	our ability to secure additional financing;

●	changes in regulations affecting our client’s needs for our services or enactment of regulations impacting our business;

●	failure to effectively and efficiently develop and integrate our information technology platform and the risk of security and data breaches;

●	our ability to protect our intellectual property rights and other information, including non-public medical related personal information;

●	our ability to monitor and retain qualified physicians and other medical providers;

●	our ability to retain or expand our client relationships, or obtain new ones;

●	our ability to provide our services in an accurate, timely and efficient manner;

●	our relatively limited operating history;

●	our ability to comply with existing and future regulation;

●	our expansion into new lines of business;

●	our ability to retain key management personnel;

●	restrictions in our credit facility, the indenture governing our notes, and future indebtedness;

●

the risks referenced in the section of our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, titled “Risk Factors;” and

●	other risks referenced in the section of this prospectus titled “Risk Factors.”

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus also contains statistical data and estimates, including those relating to market size and growth rates of the markets in which we participate, that we obtained from industry publications and generated with internal analysis and estimates. These publications include forward-looking statements made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some data and information are also based on our good faith estimates, which are derived from our review of internal surveys as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot assure you of its accuracy or completeness.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference to our Form 10-K.

Our Company

ExamWorks is a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews, Medicare compliance, and other related services (“IME services” or the “IME industry”). We provide these IME services through our medical panel of independently contracted, credentialed physicians and other medical providers. Our clients include property and casualty insurance carriers, law firms, third-party claim administrators, and government agencies that use independent services to confirm the veracity of claims by sick or injured individuals for workers’ compensation, automotive, personal injury liability and disability insurance coverage. We help our clients manage costs and enhance their risk management and compliance processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services.

We deliver our services in all 50 U.S. states, Canada, the United Kingdom and Australia. Our operating model enables us to offer our clients the localized services they are accustomed to, while realizing the benefits of scale that accrue to a larger, integrated company. We provide our clients with the local presence, expertise and broad geographic coverage they increasingly require. Our size and geographic reach give our clients access to our medical panel and proprietary information technology infrastructure that has been specifically designed to streamline the complex process of coordinating referrals, scheduling appointments, complying with regulations and client reporting. Our primary service is to provide IMEs that give our clients authoritative and accurate answers to questions regarding the nature and permanency of medical conditions or personal injury, their cause and appropriate treatment. Additionally, we provide peer reviews, which consist of medical opinions by members of our medical panel without conducting physical exams, and bill reviews, which consist of the review of physician and hospital bills to examine medical care rendered and its conformity to accepted standards of care and/or pricing.

The qualifications, experience and availability of physicians and other medical providers are critical to the IME industry, as they are the primary determinants of the speed and quality with which IME services are performed. We provide our physicians and other medical providers with seamless document management, scheduling, transcription and tracking systems, helping them increase efficiency and optimize the number of IME services they can conduct based on their availability. Our ability to minimize administrative burden and schedule appointments efficiently encourages physicians and other medical providers to perform IME services through us. Based on client and physician feedback, we believe our medical panel effectively meets our clients’ needs.

Our revenues consist primarily of fees per IME service performed. Our fees vary by physician/medical provider, specialty and type of service. Our primary costs are the payments made to physicians and other medical providers on our medical panel. Our costs are variable as virtually all medical panel members are independent contractors, allowing us to maintain and manage our operating margins more effectively. Our long-standing relationships with clients have resulted in historically consistent and recurrent demand for our services.

From July 14, 2008 through the date of this filing, we have acquired 46 IME services businesses, including leading IME services businesses in the U.S., Canada, the United Kingdom and Australia, as well as a leading provider of software solutions to the IME industry. As a result of our corporate infrastructure and scale, we have developed and refined our services by identifying and integrating processes from acquired businesses throughout our entire organization that require accountability, set clear sales goals, and track progress effectively.

We also maintain industry certifications and accreditations in order to ensure the quality and integrity of our IME services and processes. For example, ExamWorks' private cloud computing platform allows us to maintain some of the industry's most rigorous controls for the protection of confidential information. Our SSAE 16 certification, awarded upon the successful completion of a SSAE 16 Audit in North America, validates the robust nature of our technology platform and information security controls. In addition, industry-specific accreditations such as Utilization Review Accreditation Commission demonstrate that we have consistently met meaningful standards of quality and compliance in the delivery of our services.

Risk Factors

Before you invest in our Common Stock, you should be aware that there are various risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 7, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, the other documents incorporated by reference herein and the risks that we have highlighted in other sections of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our Common Stock.

Corporate Information

ExamWorks, Inc., which we refer to herein as EWI, was incorporated in Delaware on April 27, 2007. ExamWorks Group, Inc. was incorporated in Delaware on June 22, 2010, to enable its now wholly-owned subsidiary, EWI, to implement a holding company organizational structure. Effective June 23, 2010, EWI reorganized into a holding company structure. Our executive offices are located at 3280 Peachtree Road, N.E., Suite 2625, Atlanta, GA 30305 and our telephone number at this location is (404) 952-2400. Our website is www.examworks.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

Investing in our common stock involves risks and uncertainties that could affect us and our business. You should carefully consider the risks described and discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, which are incorporated by reference in this prospectus, and in any other documents incorporated by reference in this prospectus, including without limitation any updated risks included in our subsequent periodic reports. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the SEC in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

Risks related to our common stock

The market price of our common stock may be volatile, which could cause the value of our common stock to decline.

The market price of our common stock may be volatile due to a number of factors including, without limitation, those listed in “Risk Factors” and the following, some of which are beyond our control:

●	quarterly variations in our results of operations;

●	results of operations that vary from the expectations of securities analysts and investors;

●	the failure of securities analysts to publish research about us or to make changes in their financial estimates;

●	results of operations that vary from those of our competitors;

●	changes in expectations as to our future financial performance and growth, including financial estimates by securities analysts and investors;

●	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

●	announcements by third parties or governmental entities of significant claims or proceedings against us;

●	new laws and governmental regulations applicable to the IME industry;

●	a default under agreements covering our existing or future indebtedness;

●	future sales of our common stock by us, directors, executives and significant stockholders; and

●	changes in economic and political conditions.

Furthermore, the stock market has recently experienced extreme volatility that has particularly affected the market price of the stock of many early-stage companies and that, in some cases, has been unrelated or disproportionate to the operating performance of these companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations, regardless of the outcome of such litigation.

Failure to maintain effective internal controls could have a material adverse effect on our business and stock price.

As a public company, we have significant requirements for financial reporting and internal controls. The process of maintaining and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements and harm our operating results. In addition, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting every fiscal year. Each assessment includes a disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our auditors have issued an attestation report on effectiveness of our internal controls. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. We may not be able to conclude in the future that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act or our independent registered public accounting firm may not issue an unqualified report. If either we are unable to conclude in the future that we have effective internal control over financial reporting or our independent registered public accounting firm is unable to provide us with an unqualified report, investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Future sales of shares by existing stockholders or the possibility or perception of such future sales could cause our stock price to decline.

Sales of a substantial number of shares of common stock in the public market, or the perception that these sales could occur, could substantially decrease the market price of our common stock. If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. Substantially all of the shares of our common stock are eligible for sale in the public market.

The exercise of options or other equity awards or the issuance and/or payout of additional equity will result in dilution to our stockholders.

Under the Company’s Amended and Restated 2008 Stock Incentive Plan as amended (the “Stock Incentive Plan”), the Company granted, and in the future intends to grant, awards of stock options to purchase common stock and other awards to our officers, directors, employees and consultants. As of May 1, 2014, approximately 6,486,345 shares of our common stock were subject to issuance upon exercise of outstanding stock options, approximately 458,399 shares were subject to vesting and payout under outstanding restricted stock units, and approximately 354,731 shares were subject to vesting and payout under outstanding restricted share awards. Also, as of May 1, 2014, approximately 86,650 shares of our common stock were subject to issuance upon exercise of outstanding warrants.

Our stockholders’ ownership interest will be diluted by the exercise of any of these outstanding stock options, restricted stock units or warrants.

We will in the future grant stock options and other awards to certain current or future officers, directors, employees and consultants of the Company under additional plans or individual agreements. The grant and exercise of these awards, as applicable, will have the effect of diluting our stockholders’ ownership interests in the Company.

Further, we may need to raise additional funds in the future to finance our operations and/or acquire complementary businesses. If we obtain capital in future offerings, the value of the price per share of our stockholders’ common stock could be reduced. In addition, if we issue additional equity securities in a future offering and certain stockholders do not participate in such offering, there will effectively be dilution in their percentage ownership interest in the Company.

We may also issue additional equity securities in connection with other types of transactions, including shares issued as part of the purchase price for acquisitions of assets or other companies from time to time, in connection with strategic partnerships or joint ventures, or as incentives to management or other providers of resources to the Company. Such additional issuances are likely to have the same dilutive effect.

We do not currently intend to pay cash dividends on our common stock for the foreseeable future and our credit facility and indenture restrict our ability to pay such cash dividends.

To date, the Company has not paid any dividends on its capital stock. The Company does not anticipate making any cash dividends or other distributions to the stockholders in the immediate or foreseeable future, and any future decision to make such distributions will be at the discretion of the Board of Directors of the Company, referred to herein as the “Board of Directors” or the “Board” and, in any event, will be dependent upon the Company’s financial condition, results of operations, capital requirements, contractual restrictions and such other factors as the Board of Directors deems relevant. Further, our existing credit facility and the indenture restrict our ability to pay cash dividends, and any future financing agreements may also restrict our ability to pay any type of dividends. As a result, you may not receive any return on an investment in your shares of common stock unless you sell such shares for a price greater than that which you paid. In addition, to the extent we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates.

Your ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and have substantial control over us.

As of May 1, 2014, our officers, directors and principal stockholders (greater than 5% stockholders) collectively beneficially own approximately 32.0% of our common stock. As a result, these stockholders may be able to exert significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of the Company or its assets, and may have interests that are different from yours and may vote in a way with which you disagree and which may be adverse to your interests. In addition, this concentration of ownership may have the effect of preventing, discouraging or deferring a change of control, which could depress the market price of our common stock.

Transactions engaged in by our principal stockholders, our officers or directors involving our common stock may have an adverse effect on the price of our stock.

As described above, as of May 1, 2014, our officers, directors and principal stockholders (greater than 5% stockholders) collectively beneficially own approximately 32.0% of our common stock. Subsequent sales of our shares by these stockholders could have the effect of lowering our stock price. The perceived risk associated with the possible sale of a large number of shares by these stockholders, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of our stockholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock by our directors or officers could cause other institutions or individuals to engage in short sales of our common stock, which may further cause the price of our stock to decline.

From time to time our directors and executive officers may sell shares of our common stock on the open market. These sales will be publicly disclosed in filings made with the SEC. In the future, our directors and executive officers may sell a significant number of shares for a variety of reasons unrelated to the performance of our business. Our stockholders may perceive these sales as a reflection on management’s view of the business and result in some stockholders selling their shares of our common stock. These sales could cause the price of our stock to drop.

Certain provisions of our corporate governing documents and Delaware law could make an acquisition of our company more difficult.

Provisions contained in our amended and restated certificate of incorporation and Delaware law impose various procedural and other requirements, which could make it more difficult for a third party to acquire us or for stockholders to effect certain corporate actions. For example, our amended and restated certificate of incorporation authorizes our Board of Directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, without any vote or action by our stockholders. Therefore, the Board of Directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide for a staggered or classified board of directors consisting of three classes of directors, each serving staggered three-year terms. These rights may have the effect of delaying or deterring a change of control of the Company. These provisions could limit the price that certain investors may be willing to pay in the future for shares of our common stock.

USE OF PROCEEDS

All of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of the certificate of incorporation and bylaws, which are incorporated by reference into this registration statement, or of which this prospectus is a part, and by the provisions of applicable law.

General

We currently have authorized capital of 300,000,000 shares, of which 250,000,000 shares have been designated as common stock, par value $0.0001 per shares, which we refer to as Common Stock, and 50,000,000 shares as preferred stock, par value $0.0001 per share, which we refer to as Preferred Stock.

As of May 1, 2014, there were 38,535,539 shares of Common Stock outstanding held of record by approximately 52 stockholders and no shares of Preferred Stock outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share of stock held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to rights that may be fixed for holders of preferred stock, when and if any Preferred Stock is issued, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. Our existing credit facility imposes restrictions on our ability to declare dividends with respect to our Common Stock. In the event of our liquidation, dissolution, winding up or merger, consolidation, sale or transfer of all or substantially all of our assets, holders of Common Stock will be entitled to share in our assets that are remaining after payment or provision for payment of all of our debts. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of Preferred Stock in one or more series and to determine the rights, preferences, privileges and restrictions of each such series, any or all of which may be greater than or senior to the rights of the Common Stock. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation, and may have the effect of delaying, deterring or preventing a change in control, which could depress the market price of our Common Stock. We have no current plan to issue any shares of Preferred Stock.

Outstanding Warrants

Before our initial public offering in 2011 and in connection with our fundraising activities at that time, we issued warrants to Broadband Capital Management LLC and certain of its employees to purchase an aggregate of 447,763 shares of our Common Stock at an exercise price of $6.63 per share. Each warrant has an initial term of five years from the issue date. The warrant holders are entitled to antidilution rights in certain events, including, but not limited to: (i) stock dividends, splits or combinations; (ii) reorganization, reclassification, consolidation, merger or sale of the Company; (iii) the issuance of stock options and/or convertible securities; and (iv) the issuance of shares of Common Stock without consideration or for a consideration per share less than the exercise price then in effect. The Common Stock underlying the warrants, when issued upon exercise of a warrant, will be fully paid and non-assessable.

The warrants may be exercised at any time upon delivery to us, prior to the expiration date of the warrant, of the exercise form found as an exhibit to the warrant completed and executed as indicated, accompanied by payment of the exercise price for the number of shares of Common Stock with respect to which the warrant is being exercised. The warrants may be exercised on a cashless basis at the sole option of the holder of the warrant.

As of May 1, 2014, there were 86,650 warrants outstanding.

Anti-Takeover Provisions Under Our Charter and Bylaws and Delaware Law

Certain provisions of Delaware law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board of Directors

Our amended and restated certificate of incorporation provides that the Board of Directors are classified with approximately one-third elected each year. The number of directors is fixed from time to time by a majority of the total number of directors which we would have at the time such number is fixed if there were no vacancies. The directors are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The initial division of the Board into classes was made by the decision of a majority of the entire Board. The term of the initial class I directors terminated on the date of the 2011 annual meeting of stockholders; the term of initial class II directors terminated on the date of the 2012 annual meeting of stockholders; and the term of initial class III directors terminated on the date of the 2013 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The Board of Directors has the sole authority to fill any vacancy on the Board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. Our amended and restated certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders at which a quorum is present by the affirmative vote of at least two-thirds of the votes entitled to be cast thereon. Any amendment to the provisions of our certificate of incorporation described in this paragraph requires the affirmative vote of at least 66-2/3% of the votes entitled to be cast on such matter.

Undesignated Preferred Stock

As discussed above, our Board of Directors has the ability to issue, without stockholder approval, preferred stock with voting or other rights or preferences as may be fixed by the Board of Directors that could impede the success of any takeover attempt. This and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Limitations on the Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. The inability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by the Board of Directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or from otherwise attempting to obtain control of the Company.

Board Vacancies Filled Only by Majority of Directors

Vacancies and newly created seats on our Board of Directors may be filled only by a majority of the number of then-authorized members of our Board of Directors. Only our Board of Directors may determine the number of directors on our Board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our Board of Directors makes it more difficult to change the composition of our Board of Directors, but these provisions promote a continuity of existing management.

No Cumulative Voting

The Delaware General Corporation Law, which we refer to as the DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not expressly provide for cumulative voting.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides for the removal of directors only for cause and only upon the affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote generally in the election of directors.

Amendment of Charter Provisions

The amendment of certain of the above provisions in our amended and restated certificate of incorporation and amended and restated bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Statute

We are subject to DGCL Section 203, which regulates corporate acquisitions. DGCL Section 203 prevents certain Delaware corporations, including those whose securities are listed on the New York Stock Exchange, from engaging, under certain circumstances, in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203. This provision has an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for our shares.

The provisions of Delaware law, our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare, Inc. The transfer agent’s address is 250 Royall Street, Canton, MA 02021, and its telephone number is (781) 575-2000.

Listing

Our Common Stock on the NYSE is listed under the symbol “EXAM.”

SELLING STOCKHOLDERS

The following table sets forth information with respect to certain of the selling stockholders and the shares of our Common Stock beneficially owned by such selling stockholders as of May 1, 2014 that may from time to time be offered or sold pursuant to this prospectus.

Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of Common Stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Common Stock.

The selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provide the information set forth in the table below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares to be Sold in	Shares Beneficially Owned After this Offering
	Number (1)	Percent	this Offering (2)	Number	Percent
Clare Y. Arguedas (3)	78,730	*	42,349	36,381	*
Wesley J. Campbell (4)	279,014	*	139,249	139,765	*
J. Miguel Fernandez de Castro (5)	496,368	1.28%	238,556	257,812	*
Kevin J. Kozlowski (6)	298,949	*	145,689	153,260	*
Crystal B. Patmore (7)	283,851	*	137,379	146,472	*
Richard E. Perlman (8)	2,258,962	5.76%	1,079,879	1,179,083	3.01%
James K. Price (9)	1,958,242	4.99%	937,132	1,021,110	2.60%
Robyn Walsh (10)	50,000	*	46,000	4,000	*
Peter B. Bach, M.D. (11)	35,916	*	16,521	19,395	*
Peter M. Graham (12)	62,380	*	28,695	33,685	*
J. Thomas Presby (13)	190,213	*	87,498	102,715	*
William A. Shutzer (14)	1,168,918	3.03%	545,752	623,166	1.62%
David B. Zenoff (15)	47,166	*	21,696	25,470	*
Reinaldo Pascual	205,048	*	94,322	110,726	*

* Less than 1%

(1)

Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assumes the exercise of all options, warrants and other securities convertible into Common Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of May 1, 2014. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such shares of Common Stock, options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding Common Stock beneficially owned by any other person. The respective percentages of beneficial ownership of Common Stock beneficially owned is based on 38,535,539 shares of Common Stock outstanding as of May 1, 2014.

(2)	In connection with the offering, the selling stockholders will be exercising 342,676 shares of fully vested stock options.

(3)

Shares beneficially owned by Ms. Arguedas, Executive Vice President, General Counsel and Secretary of the Company, include (i) 44,904 shares of common stock issuable upon exercise of currently vested stock options, (ii) 18,446 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 15,380 shares of common stock. Of the shares of restricted stock held: (a) 8,140 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016, or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 5,600 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 4,706 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(4)

Shares beneficially owned by Mr. Campbell, President of the Company, include (i) 246,218 shares of common stock issuable upon exercise of currently vested stock options and (ii) 32,796 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted. Of the shares of restricted stock held: (a) 14,480 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 9,950 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 8,366 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(5)

Shares beneficially owned by Mr. Fernandez de Castro, Senior Executive Vice President and Chief Financial Officer of the Company, include (i) 352,933 shares of common stock issuable upon exercise of currently vested stock options, (ii) 30,747 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 112,688 shares of common stock.  Of the shares of restricted stock held: (a) 13,573 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 9,330 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 7,844 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Fernandez de Castro owns 100,188 shares of common stock directly and 12,500 shares of common stock through a Rollover IRA.

(6)

Shares beneficially owned by Mr. Kozlowski, Chief Information Officer of the Company, include (i) 160,613 shares of common stock issuable upon exercise of currently vested stock options, (ii) 24,605 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 113,731 shares of common stock. Of the shares of restricted stock held: (a) 10,860 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 7,470 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 6,275 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(7)

Shares beneficially owned by Ms. Patmore, Executive Vice President of the Company, include (i) 183,833 shares of common stock issuable upon exercise of currently vested stock options, (ii) 20,496 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 79,522 shares of common stock. Of the shares of restricted stock held: (a) 9,047 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 6,220 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 5,229 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan.

(8)

Shares beneficially owned by Mr. Perlman, Executive Chairman of the Company, include (i) 672,110 shares of common stock issuable upon exercise of currently vested stock options, (ii) 61,501 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 1,525,351 shares of common stock.  Of the shares of restricted stock held: (a) 27,154 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 18,660 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 15,687 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Perlman owns 1,339,109 shares of common stock directly and 186,242 shares of common stock through a Roth IRA.

(9)

Shares beneficially owned by Mr. Price, Chief Executive Officer of the Company, include (i) 672,110 shares of common stock issuable upon exercise of currently vested stock options, (ii) 61,501 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (iii) 1,224,631 shares of common stock.  Of the shares of restricted stock held: (a) 27,154 shares will vest (1) at the rate of 50% (1/2) on March 4, 2015 and 50% (1/2) on March 4, 2016; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; (b) 18,660 shares will vest (1) at the rate of 33% (1/3) on March 4, 2015, 33% (1/3) on March 4, 2016, and 33% (1/3) on March 4, 2017; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan; and (c) 15,687 shares will vest (1) at the rate of 50% (1/2) on June 1, 2014 and 50% (1/2) on June 1, 2015; or (2) fully upon a Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Price owns 1,195,631 shares directly and 29,000 shares of common stock through a Roth IRA.

(10)	Shares beneficially owned by Ms. Walsh, an employee of the Company, consist of 50,000 shares of common stock issuable upon exercise of currently vested stock options.

(11)

Shares beneficially owned by Dr. Bach, a member of the Board of Directors of the Company, include (i) 3,995 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 31,921 shares of common stock.  The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan.

(12)

Shares beneficially owned by Mr. Graham, a member of the Board of Directors of the Company, include (i) 3,789 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 58,591 shares of common stock.  The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan.

(13)

Shares beneficially owned by Mr. Presby, a member of the Board of Directors of the Company, include (i) 7,712 shares of common stock issuable upon exercise of currently vested stock options, (ii) 4,201 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted, and (iii) 178,300 shares of common stock. The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan.

(14)

Shares beneficially owned by Mr. Shutzer, a member of the Board of Directors of the Company, include (i) 3,995 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 1,164,923 shares of common stock.  The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Mr. Shutzer owns 601,618 shares of common stock directly, 12,453 shares of common stock indirectly through the Shutzer Family Limited Partnership, of which Mr. Shutzer’s wife is the general partner, and 137,713 shares of common stock indirectly through each of the following trusts, of which Mr. Shutzer’s wife is the trustee: Article IV Trust F/B/O Katherine Brennan; Article IV Trust F/B/O James Lampert Shutzer; Article IV Trust F/B/O Christopher David Shutzer; and Article IV Trust F/B/O Megan Anne Shutzer.

(15)

Shares beneficially owned by Dr. Zenoff, a member of the Board of Directors of the Company, include (i) 3,995 shares of restricted stock issued pursuant to the Stock Incentive Plan that are not yet vested, but are eligible to be voted and (ii) 43,171 shares of common stock. The restricted stock will vest upon the earlier of (a) July 31, 2014 or (b) the occurrence of an event of Change in Control, as defined in the Stock Incentive Plan. Of the shares of common stock held, Dr. Zenoff owns 24,848 shares of common stock directly and 18,323 shares of common stock through the David B. Zenoff and Associates Inc. Profit Sharing Trust, of which Dr. Zenoff and his wife are co-trustees.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock held by the selling stockholders to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus.

The selling stockholders and successors-in-interest may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions:

●	on the NYSE, on which the shares of Common Stock are listed;

●	in the over-the-counter market;

●	otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholders may from time to time enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock covered by this prospectus short pursuant to this prospectus and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also engage in derivatives transactions relating to the shares of Common Stock and may sell or deliver shares in connection with those transactions subject to applicable law.

Any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states such shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to shares of Common Stock.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We may indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

EXPERTS

The consolidated financial statements and schedule of ExamWorks Group, Inc. and subsidiaries as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the validity of the Common Stock offered in connection with this offering will be passed on for us by Paul Hastings LLP, Atlanta, Georgia. A partner of Paul Hastings LLP owns 205,048 shares of our Common Stock and may offer Common Stock in connection with this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC our Common Stock being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us and our Common Stock, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We will file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K).

●	Our Annual Report on Form 10-K for the year ended December 31, 2013;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

●	Our Current Reports on Form 8-K filed on February 4, 2014 and March 4, 2014;

●	Our Definitive Proxy Statement on Schedule 14A filed on April 25, 2014; and

●	The description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on October 25, 2010.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements on Schedule 14A and amendments to those reports, are available free of charge on our website (www.examworks.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

ExamWorks Group, Inc.
Attention: Investor Relations
3280 Peachtree Road, N.E., Suite 2625
Atlanta, GA 30305
(404) 952-2400

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

EXAMWORKS GROUP, INC. HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE SALE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

ALL INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO ANY INVESTOR AND ITS SUBSIDIARIES AND ASSETS HAS BEEN PROVIDED BY SUCH INVESTOR. EXAMWORKS GROUP, INC. DOES NOT WARRANT THE ACCURACY OF THE INFORMATION PROVIDED BY ANY INVESTOR.